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                                                                    Exhibit (21)

                         THE McGRAW-HILL COMPANIES, INC.

Subsidiaries of Registrant

Listed below are all the subsidiaries of Registrant, except certain inactive subsidiaries and certain other McGraw-Hill's subsidiaries which are not included in the listing because considered in the aggregate they do not constitute a significant subsidiary as of the end of the year covered by this Report.

                                                        State or                        Percentage
                                                      Jurisdiction                      of Voting
                                                           of                           Securities
                                                      Incorporation                       Owned
                                                      -------------                     ----------
The McGraw-Hill Companies, Inc.                          New York                       Registrant
CM Research, Inc.                                        New York                           100
Capitol Radio Engineering
    Institute, Inc.                                      Delaware                           100
  *National Radio Institute                              Delaware                           100
DRI Europe, Inc.                                         Delaware                           100
International Advertising/
    McGraw-Hill, Inc.                                    Delaware                           100
J.J. Kenny Company, Inc.                                 New York                           100
  *J.J. Kenny Drake, Inc.                                New York                           100
  *Kenny Services, Inc.                                  New York                           100
McGraw-Hill Broadcasting
    Company, Inc.                                        New York                           100
McGraw-Hill Capital Corporation                          Delaware                           100
McGraw-Hill Capital, Inc.                                New York                           100
  *International Valuation
    Services, Inc.                                       Delaware                            40
McGraw-Hill Financial Publications, Inc.                 Delaware                           100
McGraw-Hill Interamericana, Inc.                         New York                           100
McGraw-Hill International
    Enterprises, Inc.                                    New York                           100
  *McGraw-Hill Korea, Inc.                               Korea                              100
  *McGraw-Hill (Malaysia) Sdn.Bhd                        Malaysia                           100
McGraw-Hill News Bureaus, Inc.                           New York                           100
McGraw-Hill Publications Overseas
    Corporation                                          New York                           100
McGraw-Hill Real Estate, Inc.                            New York                           100
McGraw-Hill World University, Inc.                       Delaware                           100
MMS International                                        Nevada                             100
Money Market Directories, Inc.                           New York                           100
Rock-McGraw, Inc.                                        New York                            45
S&P ComStock, Inc.                                       New York                           100
Standard & Poor's International
    Ratings, Ltd.                                        New York                           100
  *Credit Ratings Information Services
    of India Limited                                     India                                9.6
  *Taiwan Ratings Corporation                            Taiwan                              50
Standard & Poor's Investment Advisory
    Services, Inc.                                       Delaware                           100
Standard & Poor's Ltd.                                   Delaware                           100
  *Fund Research Limited                                 United Kingdom                     100
Standard & Poor's Securities, Inc.                       Delaware                           100
Tower Group International, Inc.                          New York                           100
  *Tower Group International Canada Inc.                 Canada                             100


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
                                                        State or                        Percentage
                                                      Jurisdiction                      of Voting
                                                           of                           Securities
                                                      Incorporation                       Owned
                                                      -------------                     ----------
Editora McGraw-Hill de
  Portugal, Ltda.                                        Portugal                           100
Editorial Interamericana, S.A.                           Colombia                           100
Editoriales Pedagogicas
  Associadas, S.A.                                       Guatemala                          100
McGraw-Hill Book Company Australia
    Pty. Limited                                         Australia                          100
  *McGraw-Hill Book Company
    New Zealand, Pty. Limited                            New Zealand                        100
  *Standard & Poor's (Australia)
    Pty. Ltd.                                            Australia                          100
McGraw-Hill Data Services -
  Ireland, Ltd.                                          Ireland                            100
McGraw-Hill Holdings (U.K.) Limited                      Great Britain                      100
  *McGraw-Hill International
    (U.K.) Limited                                       Great Britain                      100
McGraw-Hill Information Systems
    Company of Canada Limited                            Ontario, Canada                    100
McGraw-Hill/Interamericana
    de Chile Limitada                                    Chile                              100
McGraw-Hill/Interamericana
    de Espana, S.A.                                      Spain                              100
  *Standard & Poor's Espana, S.A.                        Spain                              100
McGraw-Hill/Interamericana de Venezuela
    S.A.                                                 Venezuela                          100
McGraw-Hill/Interamericana Editores,
    S.A. de C.V.                                         Mexico                             100
  *Ediciones Pedagogicas, S.A. de C.V.                   Mexico                             100
McGraw-Hill/Interamericana, S.A.                         Panama                             100
  *Editora McGraw-Hill de Espana S.A.                    Panama                             100
McGraw-Hill Libri Italia                                 Italy                              100
McGraw-Hill Ryerson Limited                              Ontario, Canada                     70
Medical China Publishing Limited                         Hong Kong                           25
MHFSCO, Ltd.                                             U.S. Virgin Islands                100
Micropal Group Limited                                   United Kingdom                     100
  *Dividend Analysis Limited                             United Kingdom                     100
  *Micropal Limited                                      United Kingdom                     100
    *Micropal Accounting Portfolio
      Services Inc.                                      Delaware                           100
    *Micropal Asia Limited                               Hong Kong                          100
    *Micropal Deutschland GmbH                           Germany                            100
    *Micropal Limited (Ireland)                          Ireland                            100
    *Micropal S.A.                                       France                             100
    *Micropal Inc.                                       Massachusetts                      100
      *Micropal Data, Inc.                               Iowa                               100
Science Research Associates, Pty., Ltd.                  Australia                          100
Standard & Poor's - ADEF                                 France                             100
Standard & Poor's International, S.A.                    Belgium                            100
Standard & Poor's AB                                     Sweden                             100
Standard & Poor's, S.A. de C.V.                          Mexico                             100
Tata McGraw-Hill Publishing Company
  Private Limited                                        India                               66.25

*Subsidiary of a subsidiary.


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